MediGain, LLC and Subsidiaries

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of

MediGain, LLC and Subsidiaries:

We have audited the accompanying consolidated balance sheets of MediGain, LLC and its subsidiaries (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of operations, members’ equity (deficit) and cash flows for the years then ended, and the related notes to the consolidated financial statements. The Company’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MediGain, LLC and its subsidiaries as of December 31, 2015 and 2014, and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered significant losses during the years ended December 31, 2015 and 2014, and is in default of its debt covenants as of December 31, 2015 and 2014. These conditions raise substantial doubt about its ability to continue as a going concern. Also as discussed in Note 17, MTBC Acquisition, Corp. (“MAC”) acquired substantially all the medical billing business and assets of the Company through a strict foreclosure process. The consolidated financial statements do not include any adjustments to reflect the outcome of this uncertainty and transaction. Our opinion is not modified with respect to these matters.

/s/ MONTGOMERY COSCIA GREILICH LLP
Montgomery Coscia Greilich LLP
Plano, Texas
November 29, 2016

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MEDIGAIN LLC, AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash	$759,621	$522,943
Accounts receivable - net of allowance for doubtful accounts of $511,737 and $698,192 at December 31, 2015 and 2014, respectively	3,043,576	3,673,991
Prepaid expenses and other current assets	154,904	41,245
Total current assets	3,958,101	4,238,179
Property and equipment - net	1,111,272	1,261,232
Intangible assets - net	4,571,931	8,504,450
Goodwill	-	5,495,859
Other assets	199,704	148,262
TOTAL ASSETS	$9,841,008	$19,647,982
LIABILITIES AND MEMBERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$1,094,561	$2,029,413
Accrued compensation	534,144	607,686
Accrued expenses	1,309,120	1,201,393
Accrued interest	3,709,048	559,836
Borrowings under line of credit	3,000,000	-
Capital lease obligations (current portion)	202,149	132,845
Due to minority member (current portion)	40,000	-
Notes payable - related parties (current portion)	504,040	672,881
Notes payable - other (current portion)	58,800	66,732
Long-term debt (Note 10)	26,648,672	24,100,000
Total current liabilities	37,100,534	29,370,786
Capital lease obligations	174,874	260,690
Due to minority member	49,691	89,691
Notes payable - related parties	-	504,040
Notes payable - other	87,707	145,586
Deferred rent	379,811	354,810
Total liabilities	37,792,617	30,725,603
COMMITMENTS AND CONTINGENCIES (Note 12)
MEMBERS’ DEFICIT:
Series A preferred units, par value $1.00 per unit - 4,000,000 units outstanding at December 31, 2015 and 2014 (Note 11)	4,000,000	4,000,000
Class A common units - 21,204,437 and 20,554,477 units outstanding at December 31, 2015 and 2014, respectively	5,803,736	5,253,736
Class W common units - 4,573,453 units outstanding at December 31, 2015 and 2014	-	-
Additional paid-in capital	18,910	-
Accumulated deficit	(37,750,922)	(20,308,024)
Less: 166,667 Class A common units held in treasury, at cost at December 31, 2015 and 2014	(23,333)	(23,333)
Total members’ deficit	(27,951,609)	(11,077,621)
TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$9,841,008	$19,647,982

The accompanying notes are an integral part of these consolidated financial statements.

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MEDIGAIN LLC, AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended
	December 31,
	2015	2014
NET REVENUE	$24,942,314	$19,139,778
OPERATING EXPENSES:
Direct operating costs	18,304,031	12,890,058
Selling and marketing	1,748,175	1,440,870
General and administrative	7,799,071	8,005,563
Impairment charges	7,640,817	4,249,102
Depreciation and amortization	2,575,732	1,465,651
Total operating expenses	38,067,826	28,051,244
OPERATING LOSS	(13,125,512)	(8,911,466)
OTHER:
Interest income	-	12,068
Interest expense	(3,781,662)	(3,034,011)
Other expense - net	(481,864)	(3,973,436)
LOSS BEFORE INCOME TAXES	(17,389,038)	(15,906,845)
Income tax provision	53,860	53,775
NET LOSS	$(17,442,898)	$(15,960,620)
Loss per common unit:
Basic and diluted loss per Class A common unit	$(0.84)	$(0.85)
Weighted-average basic and diluted Class A common units outstanding	20,879,457	18,782,703

The accompanying notes are an integral part of these consolidated financial statements.

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MEDIGAIN LLC, AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	Preferred units		Common units				Additional		Treasury	Total Members'
	Series A Preferred		Class A Units		Class W Units		Paid-	Accumulated	(Class A	Equity
	Units	Amount	Units	Amount	Units	Amount	in Capital	Deficit	Units)	(Deficit)
Balance - January 1, 2014	-	$-	17,010,929	$7,511,236	-	$-	$12,422	$(4,204,702)	$(23,333)	$3,295,623
Net loss	-	-	-	-	-	-	-	(15,960,620)	-	(15,960,620)
Issuance of Series A preferred units	4,000,000	4,000,000	-	-	-	-	-	-	-	4,000,000
Syndicated expenses	-	-	-	-	-	-	(17,298)	(142,702)	-	(160,000)
Issuance of Class W common units	-	-	-	-	4,573,453	-	-	-	-	-
Unit-based compensation expense	-	-	-	-	-	-	4,876	-	-	4,876
Retirement of Class A common units	-	-	(1,456,452)	(2,257,500)	-	-	-	-	-	(2,257,500)
Issuance of Class A common units	-	-	5,000,000	-	-	-	-	-	-	-
Balance - December 31, 2014	4,000,000	$4,000,000	20,554,477	$5,253,736	4,573,453	$-	$-	$(20,308,024)	$(23,333)	$(11,077,621)
Net loss	-	-	-	-	-	-	-	(17,442,898)	-	(17,442,898)
Unit-based compensation expense	-	-	-	-	-	-	18,910	-	-	18,910
Issuance of Class A common units	-	-	649,960	550,000	-	-	-	-	-	550,000
Balance - December 31, 2015	4,000,000	$4,000,000	21,204,437	$5,803,736	4,573,453	$-	$18,910	$(37,750,922)	$(23,333)	$(27,951,609)

The accompanying notes are an integral part of these consolidated financial statements.

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MEDIGAIN LLC, AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

	2015	2014
OPERATING ACTIVITIES:
Net loss	$(17,442,898)	$(15,960,620)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,575,732	1,465,651
Deferred rent	25,001	345,060
Provision for doubtful accounts, net of write offs	(186,455)	688,435
Impairment charges	7,640,817	4,249,102
Amortization of debt discount	-	2,082,509
Unit-based compensation expense	18,910	4,876
Changes in operating assets and liabilities:
Accounts receivable	816,870	(1,426,122)
Other assets	(165,101)	128,848
Accounts payable and other liabilities	2,531,138	1,746,179
Net cash used in operating activities	(4,185,986)	(6,676,082)
INVESTING ACTIVITIES:
Capital expenditures	(478,453)	(1,053,964)
Cash paid for acquisition	-	(12,731,580)
Net cash used in investing activities	(478,453)	(13,785,544)
FINANCING ACTIVITIES:
Proceeds from issuance of Class A common units	550,000	-
Retirement of Class A units	-	(2,257,500)
Proceeds from line of credit	3,000,000	-
Repayments of capital leases	(176,270)	(106,288)
Repayments of notes payable - other	(65,811)	-
Proceeds from notes payable - related parties	-	1,176,921
Repayments of notes payable - related parties	(672,881)	-
Proceeds from long term debt	2,391,079	30,208,836
Repayments of long term debt	(125,000)	(8,431,365)
Cost incurred on conversion of debt	-	(160,000)
Net cash provided by financing activities	4,901,117	20,430,604
NET INCREASE (DECREASE) IN CASH	236,678	(31,022)
CASH - Beginning of the year	522,943	553,965
CASH - End of year	$759,621	$522,943
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES:
Equipment financing under capital leases	$159,758	$436,386
Conversion of debt into equity	$-	$4,000,000
Interest expense capitalized to debt	$282,593	$-
SUPPLEMENTAL INFORMATION - Cash paid during the year for:
Income taxes	$45,928	$46,829
Interest	$667,966	$362,833

The accompanying notes are an integral part of these consolidated financial statements.

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MEDIGAIN, LLC AND SUBISIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2015 AND 2014

1. Organization and Business

MediGain, LLC (and together with its subsidiaries, “MediGain” or the “Company”) was formed on January 22, 2004 as MediGain, Inc. and converted to a Texas limited liability company on October 31, 2011. During October 2014, MediGain purchased Millennium Practice Management, LLC, (“Millennium”) which became a wholly-owned subsidiary at that time. MediGain formed a wholly-owned subsidiary in India, RCM-MediGain India Private Limited (“MediGain India”), in October 2015.

These consolidated financial statements represent the consolidated activity of MediGain, LLC and its subsidiaries.

The Company is a full-service medical billing and reimbursement revenue cycle management provider, which provides services such as process mapping, revenue cycle workflow, management of customer accounts, and business intelligence and analytical reporting to assist in managing a client’s business.

2. Going Concern

The Company has senior secured notes, a subordinated term loan and a line of credit payable to a lender with outstanding principal balances of $9,875,000, $16,773,672 and $3,000,000 at December 31, 2015, respectively, and $10,000,000, $14,100,000 and $0 at December 31, 2014, respectively, which are in default since the financial covenants contained in the credit agreement were not met during the years ended December 31, 2014 and 2015. The default on these notes have caused them to become currently due, for an amount significantly in excess of the Company’s cash position, which creates an uncertainty about the Company’s ability to continue as a going concern. The amounts due have been recorded as a current liability in the consolidated balance sheets at December 31, 2015 and 2014. The ability of the Company to continue as a going concern is dependent upon refinancing these obligations. If the Company is unable to refinance these notes payable, the Company may be forced to curtail or discontinue operations. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. (See Note 17).

3. Significant Accounting Policies

Principles of Consolidation — The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates — The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates and assumptions made by management include, but are not limited to: (1) impairment of long-lived assets; (2) depreciable lives of assets; (3) allowance for doubtful accounts; (4) fair value of identifiable purchased tangible and intangible assets and (5) unit-based compensation. Actual results could significantly differ from those estimates.

Revenue Recognition — The Company recognizes revenue when there is evidence of an arrangement, the service has been provided to the customer, the collection of the fees is reasonably assured and the amount of fees to be paid by the customer is fixed or determinable. Net revenue recorded in the consolidated statements operations represents gross billings after deducting credits and refunds.

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Medical Billing

The Company bills its customers on a monthly basis, in arrears. Fees charged to customers for the services provided are typically based on a percentage of net collections on the Company’s clients’ accounts receivable. The Company does not recognize revenue for service fees until the Company has received notification that a claim has been accepted and the amount which the physician will collect is determined, as the fees are not fixed and determinable until such time.

The Company’s revenue arrangements generally do not include a general right of return for services provided.

Direct Operating Costs — Direct operating costs consist primarily of salaries and benefits related to personnel who provide services to clients, claims processing costs, and other direct costs related to the Company’s services. Costs associated with the implementation of new clients are expensed as incurred. The reported amounts of direct operating costs include allocated amounts for rent and overhead costs. Depreciation and amortization have not been allocated and are presented separately in the consolidated statements of operations.

Internal-Use Software Costs—The Company capitalizes certain development costs incurred in connection with its internal-use software. Costs incurred in the preliminary stages of development are expensed as incurred. Once an application has reached the development stage, internal and external costs, if direct, are capitalized until the software is substantially complete and ready for its intended use. Capitalization ceases upon completion of all substantial testing. The Company also capitalizes costs related to specific upgrades and enhancements when it is probable the expenditures will result in additional functionality. Capitalized costs are recorded as part of intangible assets. Maintenance and training costs are expensed as incurred. Internal-use software is amortized on a straight line basis over its estimated useful life which is generally five years. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of these assets.

Costs related to the internal-use software capitalized during the years ended December 31, 2015 and 2014 were $446,993 and $91,070, respectively. However, the internal-use software did not fulfill its intended purpose and the total costs capitalized of $538,063 were recorded as impairment charges in the consolidated statement of operations for the year ended December 31, 2015.

Selling and Marketing Expenses – Selling and marketing expenses consist primarily of compensation and benefits, travel and advertising expenses and are expensed as incurred.

Advertising Costs— The Company expenses advertising costs as incurred. The Company incurred $226,025 and $207,438 of advertising costs for the years ended December 31, 2015 and 2014, respectively, which are included in selling and marketing expenses in the consolidated statements of operations.

Cash and Cash Equivalents – The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company maintains cash deposits with federally insured financial institutions that may, at times, exceed federally insured limits. The Company has not incurred any losses from such accounts, and management considers the risk to be minimal.

Accounts Receivable — Accounts receivable are stated at their net realizable value. Accounts receivable are presented on the consolidated balance sheet net of an allowance for doubtful accounts, which is established based on reviews of receivable balances, an assessment of the customers’ current creditworthiness and the probability of collection. Accounts are written off when it is determined that collection of the outstanding balance is no longer possible.

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The changes in the allowance for doubtful accounts for the years ended December 31, 2015 and 2014 were as follows:

	Years Ended December 31,
	2015	2014
Beginning balance	$698,192	$9,757
Provision	166,134	849,920
Write-offs	(352,589)	(161,485)
Ending balance	$511,737	$698,192

Property and Equipment — Property and equipment are stated at cost, less accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated lives of the assets.

Expenditures for repairs and maintenance are charged to expense as incurred. Expenditures for major renewals and betterments, which extend the useful lives of the existing property and equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is recognized in the consolidated statements of operations.

The estimated useful lives for each major classification of depreciable property and equipment are as follows:

Furniture and fixtures	7 years
Computer equipment	3-5 years
Leasehold improvements	Remaining life of lease

The Company amortizes leasehold improvements over the lesser of the lease term or the economic life of those assets. Generally, the lease term is the base lease term plus certain renewal option periods for which renewal is reasonably assured and for which failure to exercise the renewal option would result in an economic penalty to the Company.

Intangible Assets — Intangible assets include customer contracts and relationships, covenants not-to-compete acquired in connection with acquisitions, and software purchase and development costs. Intangible assets with a definite life, which include customer relationships and non-compete agreements, are amortized on a straight-line basis over the estimated economic lives, which are reviewed annually.

Impairment expense related to non-compete agreements was $471,466 for the year ended December 31, 2014. Impairment expense related to customer relationship agreements was $1,606,895 and $195,489 for the years ended December 31, 2015 and 2014, respectively.

Evaluation of Long-Lived Assets—The Company reviews its property and equipment and intangible assets for impairment whenever changes in circumstances indicate that the carrying value amount of an asset may not be recoverable. If the sum of undiscounted expected future cash flows is less than the carrying amount of the asset, the Company will recognize an impairment loss based on the fair value of the asset.

There was no impairment of property and equipment during the years ended December 31, 2015 and 2014.

Goodwill —The Company tests goodwill for impairment annually as of December 31st, referred to as the annual test date. The Company will also test for impairment between annual test dates if an event occurs or circumstances change that would indicate the carrying amount may be impaired. Impairment testing for goodwill is performed at the reporting-unit level. The Company has determined that its business consists of a single reporting unit. Due to the losses incurred, the Company determined that its goodwill was impaired and recorded impairment adjustments. The Company determined that due to the losses incurred, its goodwill did not have any value as of December 31, 2014. Impairment charges amounting to $5,495,859 and $3,582,147 were recorded for the years ended December 31, 2015 and 2014, respectively, and are included in impairment charges in the consolidated statement of operations.

Goodwill consists of the excess of the purchase price over the fair value of identifiable net assets of businesses acquired. Conditions that could trigger a more frequent impairment assessment include, but are not limited to, a significant adverse change to the Company in certain agreements, significant underperformance relative to historical or projected future operating results, loss of customer relationships, an economic downturn in customers’ industries, or increased competition.

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The first step of the goodwill impairment test is a comparison of the fair value of a reporting unit with its carrying amount, including goodwill. The estimate of the fair value of the reporting unit is based upon information available regarding prices of similar groups of assets, or other valuation techniques including present value techniques based upon estimates of future cash flows. If the fair value of the reporting unit exceeds its carrying value, goodwill of the reporting unit is not considered impaired and the second step is unnecessary. If the carrying value of the reporting unit exceeds its fair value, a second step is performed to measure the amount of impairment by comparing the carrying amount of the goodwill to the implied fair value of the goodwill. If the carrying amount of the goodwill is greater than the implied value, an impairment loss is recognized for the difference. The fair value of the reporting unit is allocated to all of the assets and liabilities of the reporting unit, including any unrecognized intangible assets. Any excess of the fair value of a reporting unit over the amounts assigned to its assets and liabilities represents the implied fair value of goodwill.

Unit-Based Compensation —The Company recognizes compensation expense for unit options granted to purchase units based on the grant date fair value. Compensation expense is generally recognized on a straight-line basis over the vesting period.

Foreign Currency Transactions—The financial statements of the Company’s foreign subsidiary in India are maintained in U.S. dollars, the Company’s functional currency. Transactions adjustments related to the intercompany receivable are recorded in the consolidated statements of operations as they are not deemed to be permanently reinvested. Foreign currency transaction gains/losses were not significant for the year ended December 31, 2015. There were no foreign currency transaction gains/losses for the year ended December 31, 2014.

Business Combinations — The Company accounts for business combinations under the provisions of ASC 805, Business Combinations, which requires that the acquisition method of accounting be used for all business combinations. Assets acquired and liabilities assumed are recorded at the date of acquisition at their respective fair values. ASC 805 also specifies criteria that intangible assets acquired in a business combination must meet to be recognized and reported apart from goodwill. Goodwill represents the excess purchase price over the fair value of the tangible net assets and intangible assets acquired in a business combination. Acquisition-related expenses are recognized separately from the business combinations and are expensed as incurred. If the business combination provides for contingent consideration, the Company records the contingent consideration at fair value at the acquisition date with changes in the fair value recorded through earnings.

Deferred Rent — Deferred rent consists of rent escalation payment terms related to the Company’s operating leases for its facilities. Deferred rent represents the difference between actual operating lease payments due and straight-line rent expense, which is recorded by the Company over the term of the lease, including any construction period. The excess of the difference between actual operating lease payments due and straight-line rent expense is recorded as a deferred credit in the early periods of the lease when cash payments are generally lower than straight-line rent expense, and is reduced in the later periods of the lease when payments begin to exceed the straight-line expense.

Deferred Financing Costs—Transaction fees and costs totaling $1,864,223 were paid during the year ended December 31, 2014 for the purpose of obtaining the Senior Term Notes, the Subordinated Term Loan and the Revolving Credit Facility (the “Revolver”). Amortization of the deferred loan costs for the year ended December 31, 2014 was $2,082,509 and includes the write off of all deferred financing costs since the associated debt was in default. The amount for 2014 also includes $218,286 of deferred financing costs related to the F&M Bank Loans, as the remaining outstanding balances on the F&M Bank Loans were paid during that year. The write off of the deferred financing costs are included in interest expense in the accompanying consolidated statement of operations for the year ended December 31, 2014.

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Fair Value Measurements — ASC 825, Financial Instruments, requires the disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. The Company follows a fair value measurement hierarchy to measure financial instruments. The fair value of the Company’s financial instruments is measured using inputs from the three levels of the fair value hierarchy as follows:

Level 1 —	Inputs are unadjusted quoted market prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 —	Inputs are directly or indirectly observable, which include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability and inputs that are derived principally from or corroborated by observable market data by correlation or other means.

Level 3 —	Inputs are unobservable inputs that are used to measure fair value to the extent observable inputs are not available.

The Company has certain financial instruments that are not measured at fair value on a recurring basis. These financial instruments are subject to fair value adjustments only in certain circumstances and include cash, notes receivable, accounts receivable, accounts payable and accrued expenses, borrowings under term loans and line of credit, and notes payable. Due to the short term nature of these financial instruments or that the borrowings bear interest at prevailing market rates, the carrying value approximates the fair value.

4. ACQUISITION

On October 3, 2014, MediGain acquired all of the membership interests in Millennium for a total purchase consideration of $14,141,434, inclusive of a working capital adjustment of $887,164 and a cash payment of $12,094,416. Also included in the purchase consideration to the Seller was a payment contingent on the seller’s employment with Millennium of $700,000, which is required to be paid monthly in the amount of $29,167 for two years or in a lump sum of the remaining portion owed at time of the seller’s termination of employment. The fair value of this liability was determined to be $623,091 at the acquisition date using the implicit interest rate of 11.51% per annum. Promissory notes were also issued at the acquisition date with a fair value of $536,763. The consolidated statements of operations include the results of operations of Millennium for the period October 3, 2014 through December 31, 2015. Revenue from Millennium included in the consolidated statement of operations for the year ended December 31, 2014 was $2,921,073. The acquisition has been accounted for using the purchase method of accounting in accordance with ASC 805, “Business Combinations.” The purchase consideration was allocated to the net assets acquired based on their respective fair values, as determined by management in conjunction with a third party consultant, as follows:

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Fair value of operating assets acquired:

Cash and cash equivalents	$250,000
Accounts receivable	1,730,230
Property and equipment	235,546
Other assets	160,729
Total operating assets acquired	2,376,505

Fair value of intangible assets acquired:
Software	521,250
Non-compete agreements	2,505,660
Customer relationships	3,901,300
Goodwill	5,495,859
Total intangible assets acquired	12,424,069
Total assets acquired	$14,800,574

Fair value of liabilities assumed:
Accounts payable	$(518,265)
Accrued liabilities	(140,875)
Total liabilities assumed	$(659,140)

Total purchase consideration	$14,141,434

The total purchase price consisted of the following:

Cash paid to seller	$12,094,416
Working capital adjustment	887,164
Contingent payment	623,091
Promissory notes issued to seller	536,763
Total purchase price	$14,141,434

The amount allocated to goodwill was determined by the excess of the purchase consideration over the tangible and identifiable net assets acquired. Based on management’s estimates and an independent third party valuation, the non-compete agreement and customer relationships were valued as definite life identifiable intangible assets purchased at acquisition and are being amortized over 4 to 5 years.

This transaction, along with the related transaction and closing costs, was funded by Prudential Insurance Company of America and Prudential Retirement Insurance and Annuity Company (together the “Senior Lenders”) who issued $10,000,000 in Series A Senior Secured Notes (“Senior Term Notes”) and a $18,100,000 Subordinated Term Loan funded by Prudential Capital Partners IV, L.P., Prudential Capital Partners Management Fund IV, L.P. and Prudential Capital Partners IV, L.P. (together the “Subordinated Lenders”), of which $4,000,000 and a portion of the Class W units were converted to 4,000,000 Series A Preferred Units (“Preferred Units”). The Senior Lenders and the Subordinated Lenders are collectively “Prudential”. As part of the agreement for the Subordinated Term Loan, the Subordinated Lenders were issued 5,380,286 Class W Units.

Furthermore, the two sellers of Millennium were issued subordinated promissory notes in the amount of $510,000 and $90,000, respectively, as part of the purchase price consideration. The total combined fair value of these subordinated promissory notes was determined to be $536,763. In connection with the acquisition, the Company incurred transaction costs that were expensed as incurred during the year ended December 31, 2014 in the amount of $497,500, primarily comprised of legal fees and due diligence related costs. The Company also paid $1,864,223 of debt issuance fees associated with the Senior Term Note and the Subordinated Note, which is recorded as deferred loan costs, net of accumulated amortization, in the accompanying consolidated balance sheets. The deferred loan costs were fully amortized during the year ended December 31, 2014 due to the default on the loans from Prudential.

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5. Intangible Assets – NET

Intangible assets as of December 31, 2015 and 2014 consisted of the following:

	December 31,
	2,015	2,014
Software	947,295	859,445
Covenant not to compete	2,701,371	2,701,371
Customer relationships	5,304,316	6,911,211
Internal software costs	-	91,070
Total intangible assets	8,952,982	10,563,097
Less: Accumulated amortization	(4,381,051)	(2,058,647)
Intangible assets - net	4,571,931	8,504,450

Amortization expense was $2,322,404 and $1,362,175 for the years ended December 31, 2015 and 2014, respectively. The weighted average amortization period is 2 years.

As of December 31, 2015, future amortization expense scheduled to be expensed is as follows:

Years ending
December 31
2016	$1,736,261
2017	1,562,697
2018	930,891
2019	338,266
2020	3,816
$4,571,931

6. Property and Equipment

Property and equipment as of December 31, 2015 and 2014 consisted of the following:

	December 31,
	2015	2014
Computers	$1,213,805	$1,130,532
Office furniture	437,943	423,388
Leasehold improvements	42,317	36,777
Total property and equipment	1,694,065	1,590,697
Less: accumulated depreciation	(582,793)	(329,465)
Property and equipment – net	$1,111,272	$1,261,232

Depreciation expense was $253,328 and $103,476 for the years ended December 31, 2015 and 2014, respectively.

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7. Concentrations

Financial Risks —Concentrations of credit risk with respect to trade accounts receivable are managed by periodic credit evaluations of customers. The Company does not require collateral for outstanding trade accounts receivable. No one customer accounts for a significant portion of the Company’s trade accounts receivable portfolio. Write-offs were $352,589 and $161,485 for the years ended December 31, 2015 and 2014, respectively. During the years ended December 31, 2015 and 2014, there was one customer with sales of approximately 10% and 2%, respectively, of the total revenues.

Geographical Risks — The Company’s offices in India conducts significant back-office operations for the Company. The Company has no revenue earned outside of the United States. The Company’s operations in India are subject to special considerations and significant risks not typically associated with companies in the United States. The Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in India and by the general state of India’s economy. The Company’s results may be adversely affected by, among other things, changes in governmental policies with respect to laws and regulations, changes in India’s telecommunications industry, regulatory rules and policies, anti-inflationary measures, currency conversion and remittance abroad and rates and methods of taxation.

8. ACCRUED EXPENSES

Accrued expenses consist of the following as of December 31, 2015 and 2014:

	December 31,
	2015	2014
Accrued compensated absences	$316,475	$349,002
Accrued legal fees	457,371	112,746
Franchise tax payable	41,623	33,691
Other	493,651	705,954
Total	$1,309,120	$1,201,393

9. CAPITAL LEASES

Certain non-cancelable leases are classified as capital leases and the leased assets are included as part of property and equipment, at cost. Such leasing arrangements involve equipment leases. Details of the capitalized leased assets are as follows as of December 31, 2015 and 2014:

	December 31,
	2015	2014
Leased Computer Equipment

Computer equipment	$600,521	$440,763
Less: accumulated depreciation/amortization	(143,674)	(31,681)
Net capitalized leased assets	$456,847	$409,082

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Estimated future minimum lease payments required under these capital leases are as follows as of December 31, 2015:

Years ending December 31
2016	$226,295
2017	165,697
2018	16,422
Total minimum lease payments	408,414
Less: amount representing interest	(31,391)
Present value of minimum lease payments	377,023
Less: current portion	(202,149)
Future principal payments	$174,874

The equipment cost and lease obligations outstanding at December 31, 2015 and 2014 are as follows:

December 31, 2015
Lessor	Lease terms	Equipment Cost	Outstanding Lease Obligations
MailFinance	11/1/14 to 10/15/17	8,960	$6,030
Lenovo Financial Services	7/1/14 to 11/13/16	2,174	991
Great America Financial Services	7/1/14 to 7/22/18	8,311	5,826
Dell Financial Services	5/31/14 to 10/1/18	543,126	336,722
Global Financial Solutions	8/5/14 to 6/5/17	37,950	27,454
Totals		600,521	$377,023

December 31, 2014
Lessor	Lease terms	Equipment Cost	Outstanding Lease Obligations
MailFinance	11/1/14 to 10/15/17	$8,960	8,564
Lenovo Financial Services	7/1/14 to 11/13/16	2,174	1,803
Great America Financial Services	7/1/14 to 7/22/18	8,311	7,529
Dell Financial Services	5/31/14 to 12/1/17	383,368	339,842
Global Financial Solutions	8/5/14 to 6/5/17	37,950	35,797
Totals		$440,763	$393,535

10. Debt

F&M Bank Loans

On December 17, 2012 the Company entered into a $4,500,000 Term Loan (“F&M Term Loan”) with F&M Bank & Trust Company. The F&M Term Loan was scheduled to mature on December 17, 2015 and had interest at a fluctuating rate per annum equal to the lesser of (a) the Maximum Rate as defined in the lending agreement and (b) the sum of 1.25% plus the index rate as defined. Accrued interest was payable monthly in arrears beginning January 10, 2013 in combination with principal payments of $75,000 until the maturity date, at which time all unpaid principal and interest was due.

Simultaneously, the Company also entered into a $1,500,000 revolving credit note (“F&M Revolver”) with F&M Bank & Trust Company. The F&M Revolver was scheduled to mature on December 17, 2015 and had interest at a fluctuating rate per annum equal to the lesser of (a) the Maximum Rate as defined in the lending agreement and (b) the sum of 1.25% plus the index rate as defined. Accrued interest was payable monthly in arrears beginning January 10, 2013 until the maturity date, at which time all unpaid principal and interest was due.

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On October 3, 2014 the Company entered into Senior Secured Notes with the Senior Lenders. These proceeds were used to retire the F&M Term Loan and the F&M Revolver. Total principal paid during 2014 on the F&M Term Loan and the F&M Revolver was $2,930,484 and $1,496,300, respectively. At December 31, 2014 there was no principal or accrued interest outstanding on the F&M Term Loan or the F&M Revolver.

Promissory Notes

On October 3, 2014, as part of the Millennium acquisition (see Note 4), the Company entered into promissory notes (“Seller Notes”) with the two sellers of Millennium, for a combined fair value principal balance of $536,763 based on an implicit rate of 11.51% per annum. Beginning October 15, 2014, total monthly payments of $25,000 were due on the Sellers Notes monthly until the maturity date, September 15, 2016. At December 31, 2015 and 2014, the total balance outstanding on the Sellers Notes was $251,376 and $490,625, respectively.

Senior Term Notes

On October 3, 2014, as part of the Millennium acquisition, the Company entered into a Senior Secured Promissory Note Credit Agreement with the Senior Lenders. The Senior Term Loan Agreement provides for a senior secured promissory notes loan facility in the principal amount of $20,000,000 in Series A and Series B Senior Secured Notes. The Company utilized $10,000,000 of the facility, consisting of a $7,000,000, five-year senior secured term loan and a $3,000,000, five-year senior secured term loan (together the “Senior Term Notes”).

The Senior Term Notes bear interest on the unpaid principal balance at a rate of LIBOR plus 7%, with a LIBOR floor of 1% per annum and is payable monthly beginning October 2014. Principal payments are due quarterly beginning January 3, 2015 at $125,000 per quarter until October 3, 2016; $250,000 per quarter until October 3, 2017; $375,000 per quarter until July 3, 2019 with the remaining principal balance due on the maturity date, October 3, 2019. As of December 31, 2015 and 2014, the principal balance outstanding on the Senior Term Notes was $9,875,000 and $10,000,000, respectively. At December 31, 2015 and 2014, there was $1,400,556 and $197,778, respectively, of accrued interest payable relating to the Senior Term Notes, which is included in accrued interest in the consolidated balance sheets.

At December 31, 2015 and 2014, the Senior Secured Notes were in default and classified as a current liability in the consolidated balance sheets. As a result of the default, the Company is subject to a default interest rate of the greater of 16% or 2% over the prime rate.

Revolving Loan

On October 3, 2013 the Company entered into a $3,000,000 revolving loan (the “Revolver”) with the Senior Lenders. The Revolver bears interest on the unpaid principal balance at a rate of LIBOR plus 7% with a LIBOR floor of 1% per annum. Interest on the Revolver is payable monthly beginning October 2014 and all principal and accrued interest is due at maturity on October 3, 2019. As of December 31, 2014, there was no outstanding balance on the Revolver. As of December 31, 2015, $3,000,000 was outstanding on the Revolver.

At December 31 2015, the Revolver was in default and classified as a current liability in the consolidated balance sheets. As a result of the default, the Company is subject to a default interest rate of the greater of 16% or 2% over the prime rate.

Subordinated Term Loan

On October 3, 2014, as part of the Millennium acquisition, the Company entered into a $18,100,000 Subordinated Term Loan funded by Prudential out of which $4,000,000 of the debt and the Class W units were converted to Preferred Units. As part of the agreement for the Subordinated Term Loan, the Subordinated Lenders were issued 5,380,286 Class W Units and 4,000,000 Preferred Units. The Subordinated Term Loan matures on October 3, 2020 and accrues interest at 14% per annum. At the Company’s discretion, 2% of the accrued interest from the prior interest payment date can be paid-in-kind and added to the principal amount of the Subordinated Term Loan, on a quarterly basis. As of December 31, 2015, the Company had accrued approximately $282,593 of paid-in-kind interest that was capitalized on January 3, 2016 by increasing the principal amounts of the Subordinated Term Loan. The Subordinated Term Loan is subject to certain covenants, including certain profitability ratios and reporting requirements as defined by the credit agreement. As of December 31, 2015 and 2014, the Company was in default due to not meeting the financial covenants defined by the credit agreement. The balance outstanding on the Subordinated Term Loan at December 31, 2015 and 2014 was $16,773,672 and $14,100,000, respectively. As a result of the default, the Company is subject to a default interest rate of the greater of 16% or 2% over the prime rate.

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Pursuant to a Guarantee and Collateral Agreement (the “Collateral Agreement”), the obligations under the Subordinated Term Loan are guaranteed by Millennium and are secured by a first priority security interest in all of the Company’s assets and Millennium’s assets, now existing or hereafter acquired. (See Note 17).

Due to Minority Member

As of December 31, 2015 and 2014, there was $89,691 due to a minority member which was owed in connection with the settlement of the member’s interests. During 2016, the Company agreed to pay an additional $208,309 to settle this member’s claims.

Notes Payable – related parties

On October 3, 2014, MediGain acquired all of the membership interests in Millennium for a total purchase consideration of $14,141,434, inclusive of a working capital adjustment of $887,164 and a cash payment of $12,094,416. The previous owners then became employees of Millennium. Included in the purchase consideration to one of the sellers was a payment contingent on continued employment with Millennium. Promissory notes were also issued at the acquisition date. As of December 31, 2015 and 2014, the value of the outstanding notes payable to related parties was $504,040 and $1,176,921, respectively.

Notes Payable – Other

The outstanding balance on notes payable – other as of December 31, 2015 and 2014 was as follows:

		Outstanding balance, December 31,
	Original note balance	2015	2014	Interest rate

Balboa Capital Corporation	$89,305	$39,605	$70,169	6.60% - 13.75%
Navitas Team Leasing	99,348	74,557	91,494	10.03%
OneWorld Business Finance, LLC	43,464	32,345	39,330	13.48%
Royal Bank	48,038	-	5,543	8.97%
Key Equipment Finance	29,724	-	5,782	17%
Totals	$309,879	$146,507	$212,318

The outstanding debt balance as of December 31, 2015 and 2014 was as follows:

	December 31,
Description	2015	2014
Prudential senior secured notes	$9,875,000	$10,000,000
Prudential subordinated term loan	16,773,672	14,100,000
Long-term debt in default	26,648,672	24,100,000
Notes payable - other	146,507	212,318
Notes payable - related parties	504,040	1,176,921
Due to minority member	89,691	89,691
Totals	$27,388,910	$25,578,930

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11. MEMBERS’ EQUITY TRANSACTIONS

Capitalization

Pursuant to the October 3, 2014 Amended and Restated MediGain, LLC Company Agreement (the “LLC Agreement”), certain amendments were executed to allow for certain new members to be included as members into the Company and for others to become dissolved. Pursuant to the LLC agreement, the following membership structure was formed: 20,554,477 Class A common units, 4,000,000 Preferred Units valued at $4,000,000 and 5,380,286 Class W common units for a deemed consideration as defined in the LLC Agreement. During 2015, additional Class A common units were issued, however, no amendment was made to the LLC Agreement authorizing the additional units. All such units have been recorded in the consolidated balance sheets as issued and outstanding. Also during the year ended December 31, 2014, Chiron Point Investment Fund I (“Chiron”) was issued 5,000,000 Class A common units.

During the year ended December 31, 2015, 750,000 Class A common units were disposed of by Chiron and were reissued equally to three new investors. Chiron was also issued 649,960 new Class A common units.

Preferred Units

In connection with the Subordinated Term Loan (see Note 10), the Subordinated Lenders contributed $4,000,000 and 806,833 class W units in exchange for 4,000,000 Preferred Units. The Preferred Units receive a preferred annual return equal to 8% (the “Return Payments”) of the outstanding balance. Any Return Payments not paid are compounded quarterly and accumulate until such time as they are paid. During the years ended December 31, 2015 and 2014, the Company did not make any Return Payments on the Preferred Units. As of December 31, 2015 and 2014, the accumulated unpaid Return Payments on the participating Preferred Units totaled $400,000 and $80,000, respectively, excluding compound interest. The liquidation preference of the Preferred Units is $4,400,000 and $4,080,000 as of December 31, 2015 and 2014, respectively. Such amounts are not included as liabilities in the consolidated balance sheets.

During the year ended December 31, 2014, the Company recognized $160,000 of syndication expenses related to the Preferred Units, which was partially charged to Additional Paid in Capital and the balance was charged to Accumulated Deficit.

Voting Rights

All members are entitled to vote. Each Preferred Unit, Class W common Unit and Class A common Unit has one vote.

Allocation

Earnings and losses of the Company are allocated to the Members according to the formula set forth in the LLC Agreement, so that the capital account of each member is equal to the amount that would be distributed to each member if the Company were to liquidate.

Distributions and Liquidation

Distributions, including liquidation distributions, have the following priority preferences: (a) first, to members with unpaid tax distributions (b) second, to any members who may have been issued units with preferential rights, (c) third, to members based on their percentage interests.

12. Commitments and Contingencies

Legal Proceedings —The Company may be a party to routine claims brought against it in the ordinary course of business. The Company estimates whether such liabilities are probable to occur and whether reasonable estimates can be made, and records a liability when both conditions are met. Although the ultimate outcome of these matters, if and when they arise, cannot be accurately predicted due to the inherent uncertainty of litigation, in the opinion of management, based upon current information, no currently pending or overtly threatened claim is expected to have a material adverse effect on the business, financial condition, or results of operations, except for one legal claim amounting to $400,000 which was accrued as of December 31, 2015. However, even if the Company is successful on the merits, any pending or future lawsuits, claims or proceedings could be time-consuming and expensive to defend or settle and could result in the diversion of significant management time and operational resources, which could materially and adversely affect the Company. In addition, it is possible that an unfavorable resolution of one or more of such proceedings could in the future materially and adversely affect the Company’s financial position, results of operations or cash flows.

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Leases — The Company leases certain office space and other facilities under operating leases expiring through 2020. Certain of these leases contain renewal options.

Future minimum lease payments under non-cancelable operating leases for office space and equipment as of December 31, 2015 are as follows:

Years ending
December 31
2016	$1,017,929
2017	1,002,513
2018	1,011,547
2019	721,890
2020	726,340
Thereafter	296,000
$4,776,219

Total rental expense, included in direct operating costs and general and administrative expense in the consolidated statements of operations, including amounts for related party leases described in Note 13, amounted to $1,256,494 and $1,317,400 for the years ended December 31, 2015 and 2014, respectively.

Guarantees — On June 21, 2013, the Company provided a guarantee to a Sri Lankan bank in connection with a $1 million loan received by an entity owned by a majority member. On May 20, 2014, the Company provided a guarantee to another Sri Lankan bank in connection with a $3.5 million loan received by an entity owned by a majority member.

13. Related PARTIES

The Company had a management services agreement with affiliated companies in India and Sri Lanka. Under the terms of the agreements, the foreign affiliates performed the coding and billing services for the Company’s customers and performed accounting duties for the Company. For these services, the Company was required to pay fees to cover the cost of the services provided as well as cover the cost of other operating expenses of the affiliates. The management fees were payable at the end of each month. The amount of the management fees paid for the year ended December 31, 2015 and 2014 related to direct operating costs and general and administrative expenses were $7,158,657 and $4,884,801, respectively, which included amounts paid to the affiliate that were reimbursements for third party vendors. At December 31, 2015 and 2014, the Company had an outstanding payable under the management services agreement of $388,042 and $934,859, respectively, which includes reimbursements for third party vendors.

During October 2015, the Company created a wholly-owned subsidiary in India, and discontinued utilizing the services of the Indian affiliate. During March 2016, the Indian subsidiary created a wholly-owned subsidiary in Sri Lanka and the Company discontinued utilizing the services of the Sri Lankan affiliate.

A minority shareholder of the Company is also a customer of the Company. The amount of revenue recognized from this customer was $61,767 and $60,814 during the years ended December 31, 2015 and 2014, respectively. The receivable outstanding from this customer was $4,882 and $7,175 as of December 31, 2015 and 2014, respectively.

A minority shareholder is also closely related to a customer and this customer is also a vendor of the Company. The amount of revenue recognized from this customer was $45,394 and $47,663 during the years ended December 31, 2015 and 2014, respectively. The receivable outstanding was $6,358 and $8,113 at December 31, 2015 and 2014, respectively. The amount of expense recognized from this entity was $62,300 and $60,484 during the years ended December 31, 2015 and 2014, respectively. The payable outstanding was $5,217 as of December 31, 2015. There was no payable outstanding as of December 31, 2014.

The Company has notes payable to related parties of $504,040 and $1,176,921 as of December 31, 2015 and 2014, respectively (see Note 10). Included in general and administrative expense is $395,864 and $181,827 of salary expense paid to members during the year ended December 31, 2015 and 2014, respectively. Also included in general and administrative expense is rent paid to an employee of $96,000 and $56,000 for the years ended December 31, 2015 and 2014, respectively.

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14. Employee Benefit PlanS

The Company has a qualified 401(k) plan covering all U.S. employees who have completed six months of service. This plan provides for matching contributions by the Company equal to 50% of applicable employee contribution up to an employer maximum of $1,000 annually. The value of employer matching contributions to the plan and any earnings are vested as follows:

Years of employment	% vested of employer contribution
1	0%
2	20%
3	40%
4	60%
5	80%
6	100%

Employer contributions to the plan for the years ended December 31, 2015 and 2014 were $87,966 and $2,570, respectively.

15. UNIT-BASED COMPENSATION

The Company has authorized options for employees to purchase up to 1,000,000 Class A common Units under the 2011 Unit Option Plan (the “2011 Plan”). Options are granted to key personnel for the purchase of the Company’s Class A common Units at prices not less than the fair market value of the units on the date of grant. The options granted under the 2011 Plan generally expire at the date specified by the Board of Members at the grant date, but no more than ten years from the date of grant.

The fair value for the Company’s options was estimated at the date of grant using the Black-Scholes option valuation model. The Black-Scholes option valuation model incorporates ranges of assumptions for inputs disclosed below. Expected volatilities are based on similar industry-sector indices and individual public companies, with similar business to the Company. The expected term of the options granted is derived from the output of the option valuation model and represents the period of time that the options are granted and are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of valuation.

Assumptions used for units options issued in 2014:

Risk-free interest rate	1.80%
Dividend yield	0.00%
Stock price volatility	45.00%
Expected life (years)	7
Weighted-average estimated fair value per share	$ 1.35

Unit compensation expense for the years ended December 31, 2015 and 2014 was $18,910 and $4,876, respectively.

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The Company’s outstanding option activity was as follows for the years ended December 31, 2015 and 2014:

	Outstanding options	Weighted average exercise price
Balance, January 1, 2014	855,000	$0.07
Granted	75,000	1.00
Balance, December 31, 2014	930,000	0.15
Forfeited	(14,688)	(0.06)
Balance, December 31, 2015	915,312	$0.15

The Company’s non-vested options activity was as follows for the years ended December 31, 2015 and 2014:

	Non-vested options	Weighted average exercise price
Balance, January 1, 2014	385,938	$0.08
Granted	75,000	1.00
Vested	(157,500)	(0.08)
Balance, December 31, 2014	303,438	0.31
Vested	(175,000)	(0.17)
Forfeited	(14,688)	(0.06)
Balance, December 31, 2015	113,750	$0.56

16. INCOME TAXES

The Company is a Texas limited liability company (LLC) and is not required to pay federal income tax. Accordingly, no federal income tax expense has been recorded in the consolidated financial statements for the years ended December 31, 2015 and 2014. The Company’s federal taxable income is included in the personal tax returns of the Members; however, the Company pays state income and franchise taxes as part of a combined filing of affiliated entities. State income tax expense for the year ended December 31, 2015 and 2014, was $53,860 and $53,775, respectively.

The Company applies ASC 740-10, “Income Taxes,” in establishing standards for accounting for uncertain tax positions. The Company evaluates uncertain tax positions with the presumption of audit detection and applies a “more likely than not” standard to evaluate the recognition of tax benefits or provisions. ASC 740-10 applies a two-step process to determine the amount of tax benefits or provisions to record in the consolidated financial statements. First, the Company determines whether any amount may be recognized and then determines how much of a tax benefit or provision should be recognized. As of December 31, 2015 and 2014, the Company has no uncertain tax positions. Accordingly, the Company has not recognized any penalty, interest or tax impact related to uncertain tax positions.

17. Subsequent eventS

In accordance with ASC 855 “Subsequent Events”, the Company has evaluated events and transactions occurring subsequent to December 31, 2015, the balance sheet date, through November 29, 2016, the date the consolidated financial statements were available to be issued.

In March 2016, MediGain India formed a wholly-owned subsidiary in Colombo, Sri Lanka, RCM-MediGain Colombo Private Limited (“MediGain Sri Lanka”). The Indian and Sri-Lankan entities provide billing and administrative support to the Company.

On October 3, 2016, MTBC Acquisition, Corp. (“MAC”) acquired substantially all the medical billing business and assets of MediGain and Millennium. The assets were acquired through a strict foreclosure process whereby MAC acquired the Senior Secured Notes which were collateralized by the assets of MediGain and Millennium. MAC then entered into a strict foreclosure agreement with MediGain and Millennium whereby the parties agreed that substantially all the assets securing the Senior Secured Notes would be transferred to MAC in satisfaction of the outstanding obligations under the Senior Secured Notes. As part of the agreement, MAC acquired the assets as well as certain liabilities expressly assumed. Cash and certain causes of action relating to pre-closing matters were excluded from the acquired assets and were retained by MediGain and Millennium.

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